Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123186, 333-123187 and 333-136237 on the respective Forms S-8 and in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-67928 of International Game Technology of our report dated June 23, 2006, relating to the financial statements appearing in this Annual Report on Form 11-K of IGT Profit Sharing Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Los Angeles, California
June 25, 2007

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